Exhibit 5.1

XEROX HOLDINGS CORPORATION

201 Merritt 7

Norwalk, CT 06851

July 31, 2019

Xerox Holdings Corporation

201 Merritt 7

Norwalk, CT 06851

Ladies and Gentlemen:

As General Counsel of Xerox Holdings Corporation, a New York corporation (the “Company”), I am familiar with the Post-Effective Amendments to the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on (i) June 13, 2013 (Registration No. 333-189290), (ii) April 1, 2013 (Registration No. 333-187663) and (iii) July 1, 2010 (Registration No. 333-167922) (the Registration Statements in clauses (i) through (iii) of this sentence, the “Initial Registration Statements” and as amended, the “Registration Statements”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission on the date hereof with respect the shares of common stock, $1.00 par value per share, which may be issued pursuant to the Xerox Corporation 2004 Performance Incentive Plan, as amended, or the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors, as amended (collectively, the “Shares”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, either I or other lawyers in the Office of General Counsel of the Company who report to me have examined (i) the Registration Statements, (ii) the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors, 2019 Amendment and Restatement, and the Xerox Corporation 2004 Performance Incentive Plan, 2019 Amendment and Restatement, (iii) the Company’s Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws, each as amended to date, (iv) certain minutes of meetings of the Board of Directors of the Company and (v) such other documents and matters of law as have been considered necessary or desirable in rendering the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents I have assumed the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company, of public officials and others.

My opinions set forth herein are limited to the laws of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the laws and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, it is my opinion that the Shares, when issued and paid for in accordance with the terms and conditions of the applicable Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statements. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Louis J. Pastor
Louis J. Pastor
General Counsel